UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017 (August 30, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 1.01

Entry Into a Material Definitive Agreement

On August 30, 2017, Blue Sphere Corporation, along with its wholly-owned subsidiary, BlueSphere Italy, S.r.l (“BlueSphere Italy”), entered into a Long Term Mezzanine Loan Agreement (the “Loan Agreement”) with Helios 3 Italy Bio-Gas 2 L.P. (the “Lender”). Pursuant to the Loan Agreement, the Lender agreed to make available to BlueSphere Italy a mezzanine loan facility to facilitate the purchase of the Udine SPV (as defined below).

Under the Loan Agreement, the Lender agreed to make up to one million six hundred thousand euros (€1,600,000, or approximately USD $1,912,166) available to BlueSphere Italy (the “Loan”) to finance (a) a portion of the total purchase price of the Udine SPV, (b) certain broker fees incurred in connection with the acquisition of the Udine SPV, and (c) taxes associated with registration of the Pledge Agreement (as described below). For the purposes of the Loan Agreement, the financing of the total required investment for the Udine SPV was subject to specified conditions precedent.

Subject to specified terms, representations and warranties, the Loan Agreement provides that the Loan will accrue interest at a rate of fourteen and one-half percent (14.5%) per annum, paid quarterly, beginning six (6) months following the closing of the Loan. The Lender will also be entitled to an annual operation fee, paid quarterly. The final payment under the Loan Agreement for the Loan will become due no later than the earlier of (a) seven (7) years from the date the Loan funds were made available to BlueSphere Italy pursuant to a closing of the Loan, or (b) the date of expiration of certain licenses granted to the Udine SPV.

The Loan may not be prepaid by the Company. However, after payment by the Company of eight (8) quarterly payments, the Lender is entitled to demand repayment of the amount outstanding under the Loan Agreement, provided that the amount shall not exceed the maximum distributable proceeds of the Udine SPV, by providing notice at least twenty-one (21) days prior to such demand. At such time the Company shall be entitled to refinance and prepay the entire amount outstanding under the Loan, including the expected interest and operation fee due for the remaining period of the Loan, less fifteen percent (15%) of the aggregate sum of such amounts, If the Company intends to refinance the Loan, the Lender shall have a right of first refusal to make the Loan on the same terms.

Pursuant to an Equity Pledge Agreement, dated August 30, 2017, between the Company and the Lender (the “Pledge Agreement”) entered into in connection with the Loan Agreement, all shares of BlueSphere Italy have been pledged as collateral for all liabilities and obligations of the Company under the Loan. In addition, pursuant to a Subordination Agreement, dated August 30, 2017, between the Company, BlueSphere Italy and the Lender (the “Subordination Agreement”) entered into in connection with the Loan Agreement, any loan granted to BlueSphere Italy by the Company shall rank subordinate to the Loan. The Pledge Agreement and Subordination Agreement shall terminate once all amounts due under such agreements have been paid in full.

Upon specified Events of Default (as defined in the Loan Agreement), BlueSphere Italy shall have seven (7) days to either cure the default, or make payment of a “prepayment fee.” In the event of an uncured Event of Default, the Lender shall be entitled to take all steps required to enforce any of the voting rights in BlueSphere Italy, including convening a shareholder meeting for the purpose of revoking/appointing the Board of Directors of BlueSphere Italy, pursuant to the Equity Pledge Agreement.

The foregoing descriptions of the Loan Agreement, the Pledge Agreement and the Subordination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement, the Pledge Agreement and the Subordination Agreement filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On September 4, 2017, pursuant to a previously reported Share Purchase Agreement, dated June 29, 2017, as amended on July 12, 2017 and July 31, 2017 (collectively, the “Share Purchase Agreement”), by and among the Company’s wholly-owned subsidiary, Bluesphere Italy, and Pronto Verde A.G. (the “Seller”), BlueSphere Italy completed the acquisition of one hundred percent (100%) of the share capital of Futuris Papi S.p.A., a joint stock company organized under the laws of Italy (the “Udine SPV”), which owns and operates a 0.995 Kw plant for the production of electricity from vegetal oil located in Udine, Italy. In connection with the closing, the party to the Share Purchase Agreement, Futuris Papi S.r.l., a limited liability company organized under the laws of Italy, was converted into Futuris Papi S.p.A.

Pursuant to the Share Purchase Agreement, the Company paid an aggregate purchase price of two million four hundred and eight thousand euros (€2,408,000, or approximately USD $2,864,051), subject to certain post-closing adjustments, to acquire the share capital of the Udine SPV. On August 1, 2017, the Company made an initial advance payment pursuant to the Second Amendment to the Share Purchase Agreement, dated July 31, 2017, of one million two hundred thousand euros (€1,200,000, or approximately USD $1,427,268). The remaining portion of the aggregate purchase price, one million two hundred thousand and eight euros (€1,208,000, or approximately USD $1,436,783), was financed by the Loan and paid by the Company at closing.

In accordance with a Guarantee Plant Operation Management Agreement, dated September 4, 2017 (the “GPOMA”), between the Seller and the Udine SPV, the Seller satisfied its guarantee to procure the services of CCEngineering S.r.l., a limited liability company duly incorporated and existing under the laws of Italy, to perform “all-inclusive” services for the operation and maintenance of the facilities, and ISG Sviluppo SA, a company duly incorporated and existing under the laws of Switzerland, to supply to the vegetal oil necessary for the regular functioning of the Udine SPV.

The foregoing descriptions of the Share Purchase Agreement, Amendment Agreement to the Share Purchase Agreement and the Second Amendment Agreement to the Share Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed, respectively, as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 5, 2017, Exhibit 10.01 to the Current Report on Form 8-K filed by the Company on July 14, 2017, and Exhibit 10.1 to the Current Report on Form 8-K/A filed by the Company on August 4, 2017, and incorporated herein by reference. The foregoing description of the GPOMA does not purport to be complete and is qualified in its entirety by reference to the full text of the GPOMA filed hereto as Exhibit 10.4, and incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above regarding the Loan Agreement, the Pledge Agreement and the Subordination Agreement, which disclosure is incorporated herein by reference.

On September 4, 2017, in connection with the closing of the acquisition of the Udine SPV, one million two hundred and eight thousand euros (€1,208,000, or approximately USD $1,436,783), was funded under the Loan Agreement. Pursuant to the Loan Agreement, the Lender will fund the balance of three hundred ninety-two thousand euros (€392,000, or approximately USD $475, 383) within thirty (30) days, of which two hundred thousand euros (€200,000, or approximately USD $242,542) are fees payable to the Lender and one hundred ninety-two thousand euros (€192,000, or approximately USD $232,841) are fees payable to the Company.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

The following exhibits are furnished as part of this Current Report on Form 8-K.

(d) Exhibits.

10.1

Long Term Mezzanine Loan Agreement, dated August 30, 2017, between Blue Sphere Corporation, Bluesphere Italy S.r.l. and Helios 3 Italy Bio-Gas 2 L.P.

10.2

Equity Pledge Agreement, dated August 30, 2017, between Blue Sphere Corporation and Helios 3 Italy Bio-Gas 2 L.P.

10.3

Subordination Agreement, dated August 30, 2017, between Blue Sphere Corporation, Bluesphere Italy S.r.l. and Helios 3 Italy Bio-Gas 2 L.P.

10.4

Guarantee Plant Operation Management Agreement, dated September 4, 2017, between Pronto Verde A.G. and FUTURIS PAPIA S.p.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: September 6, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer